UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2022

Date of Report (date of earliest event reported)

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Lexington Avenue

New York, NY 10022

(Address of principal executive offices and zip code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2022, Jeffrey Sine notified WeWork Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), effective immediately. The resignation is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices. Mr. Sine served as chair of the Company’s Audit Committee.

Pursuant to the Stockholders Agreement dated October 20, 2021, by and among the Company, BowX Sponsor, LLC, SVF II WW Holdings (Cayman) Limited (formerly known as SB WW Holdings (Cayman) Limited) (“SVFWW”), SVF Endurance (Cayman) Limited (the “Vision Fund”) and Benchmark Capital Partners VII (AIV), L.P. (the “Stockholders Agreement”), a committee of the Board comprised of those directors not designated by SVFWW and the Vision Fund appointed Daniel Hurwitz to fill the Board seat vacated by Mr. Sine, effective June 23, 2022. Mr. Hurwitz has also been appointed by the Board to serve as chair of the Company’s Audit Committee. Sandeep Mathrani, the Company’s Chief Executive Officer, and Bruce Dunlevie continue to serve as the Board’s Chairman and Lead Independent Director, respectively.

Daniel Hurwitz is the Co-Founder and Chief Executive Officer of Raider Hill Advisors, a private real estate investment and retail advisory firm, founded in 2015. Prior to founding Raider Hill Advisors, Mr. Hurwitz spent 16 years at DDR Corp. (now known as SITE Centers) from 1999 to 2015, serving in various executive roles including Chief Executive Officer. He currently serves as a member of the Board of Directors of Brixmor Property Group and Ideal Dental, and also serves as an advisor to the Board of Directors of Edens and ShopCore Properties. Mr. Hurwitz currently serves as Chairman Emeritus of the Colgate University Board of Trustees following his tenure as Board Chair. Previously, he served as Vice Chair of the Board of Trustees of the Hawken School, a member of the Board of Trustees of the Hopkins School, Chairman of the Board of Trustees of International Council of Shopping Centers, Chair of the Leadership Board of Cleveland Clinic Neurological Institute, and as a member of the Nareit Executive Board of Governors and Governance Committee. He was formerly a member of the Board of Directors of Boscov’s Department Store, Inc.,CubeSmart, DDR Corp., General Growth Properties Inc., Rock and Roll Hall of Fame, Sonae Sierra Brasil, S.A., and retailer Diamonds Direct. Mr. Hurwitz is a graduate of Colgate University and the Wharton School of Business Management Program at the University of Pennsylvania.

Item 7.01 - Regulation FD Disclosure

On June 27, 2022, the Company issued a press release announcing Mr. Sine’s resignation from, and Mr. Hurwitz’s appointment to, the Board effective June 23, 2022. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference in this Item 7.01.

The information in this Item 7.01 of this Form 8-K and Exhibit 99.2 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of June, 2022.

WEWORK INC.

By:	/s/ Jared DeMatteis
Name:	Jared DeMatteis
Title:	Chief Legal Officer